                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 14, 2007


                        SOURCE INTERLINK COMPANIES, INC.
             (Exact name of registrant as specified in this charter)


          Delaware                      001-13437                 20-2428299
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


        27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134
              (Address of Principal Executive Offices and Zip Code)

       Registrant's Telephone Number, including area code: (239) 949-4450

                                 Not applicable
          (Former Name or Former Address, if Changes Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (b) On February 14, 2007, Aron S. Katzman retired from his position as a Class II director of the Company and as a member of the Company's Audit and Compensation Committees. Mr. Katzman's term was to expire at the 2006 Annual Meeting of Stockholders, originally scheduled to be held on January 29, 2007, and subsequently postponed to March 22, 2007. On November 29, 2006, Aron S. Katzman informed the Company of his decision not to stand for re-election as a director of the Company.

         (d) On February 14, 2007, our Board appointed Terrence J. Wallock as a Class III director to serve until the 2007 Annual Meeting of Stockholders, currently scheduled to be held on August 28, 2007, and until his successor is duly elected and qualified. For more than five years, Mr. Wallock has been providing legal and consulting services in connection with merger, acquisition and restructuring situations, as well as advising companies that provide services to the retail grocery business. During his career, Mr. Wallock has served as a senior executive officer and general counsel to a number of large grocery and foodservice chains, including Ralph's Grocery Company, the Vons Companies, and Denny's, Inc. Mr. Wallock is a Director of Simon Marketing, Inc.

                  Concurrently with his appointment as a director, Mr. Wallock was appointed to serve as chairman of the Board's Nominating and Corporate Governance Committee and as a member of the Board's Compensation Committee. In accordance with Company policy, Mr. Wallock will be entitled to receive:

     -    an annual retainer of $35,000;
     -    an additional $3,000 for each quarterly Board meeting attended;
     -    additional $1,000 for each telephonic Board meeting attended;
     - an additional annual retainer of $20,000 for his service as Chairman of the Nominating and Corporate Governance Committee;
     - an additional $5,000 per year for his service as a member of the Compensation Committee; and,
     - an annual grant of stock options for the purchase of 10,000 shares of our stock at an exercise price equal to the closing price on the last trading day of the fiscal year.

All Director fees are payable in cash. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board and its Committees. All options issued to our directors are fully vested on the date of issuance.

ITEM 7.01. REGULATION FD DISCLOSURE.

         A copy of the press release issued February 15, 2007 (the "Press Release") announcing Mr. Wallock's appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

     99.1     Press Release dated February 15, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 16, 2007                     SOURCE INTERLINK COMPANIES, INC.

                                             By: /s/ Marc Fierman
                                                -----------------------------
                                                 Marc Fierman
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                  EXHIBIT INDEX


     99.1      Press Release dated February 15, 2007